NYSE MKT Equities Exchange Symbol - UEC
FOR IMMEDIATE RELEASE

Uranium Energy Corp Aligns Operations to Market Conditions with Optimization Strategy

  To maintain a strong balance sheet in a post-Fukushima uranium market in which the spot uranium price is off by 50% and currently stands at a 7-year low, management is taking measures to optimize operations. Long-term uranium market fundamentals remain bullish, and the Company is adjusting the priorities among its South Texas ISR projects to adapt to current low prices while advancing the assets toward greater production when the sector recovers;

  The fully permitted Goliad ISR Project continues to advance with previously ordered processing equipment scheduled to arrive in late November 2013. The project is on budget, and production is set to be available to come online in the current fiscal year;

  Further capital expenditures for Palangana production wellfields are being deferred. Production Areas 1, 2 and 3 will operate at a slower pace to maintain readiness and to cover operating costs including core personnel and contractors;

  Permitting advances continue at Palangana Production Areas 4 and 5 and the newly developed PA-6. PA-4 is targeted to be fully permitted and production to be available to come online in the current fiscal year;

  The Company's South Texas pipeline of projects will continue to progress. In particular, its Burke Hollow ISR Project which is a high-priority development asset with near-term resource delineation and extension drilling planned and production permit submissions targeted for early next year;

  The Company is well positioned to act upon opportunities emerging from the challenging market conditions. Portfolio optimization could include possible acquisitions and monetization of non-core assets.

September 5, 2013, Corpus Christi, Texas - Uranium Energy Corp (NYSE MKT: UEC, the "Company" or "UEC") announces that as a consequence of the current uranium market the Company will be prioritizing capital expenditures to advance the Company's two larger near-term production projects in South Texas, the Goliad and Burke Hollow ISR Projects, and is slowing the pace of capital expenditures and mining operations at its smaller Palangana ISR uranium mine while maintaining core personnel and contractors.

Amir Adnani, President and CEO, stated, "UEC has made a significant investment in our South Texas hub-and-spoke production infrastructure, and our focus now is to improve the overall cost structures at Palangana and to ramp-up the project's Production Areas 4, 5 and 6 once the uranium price recovers.  In the meanwhile, we are completing key advances toward increasing low-cost ISR production at Goliad and Burke Hollow.  These projects, with the largest resource base within our hub-and-spoke project pipeline, merit the highest priority."

Mr. Adnani continued, "As part of the optimization and cost-cutting process, we are assessing the planned exploration expenditures on the Company's entire pipeline of uranium projects - in Texas, Paraguay, Arizona, Colorado, New Mexico and Wyoming.  As a result of these measures we will be in a stronger financial position to look for opportunities in the current market downturn to enhance our production profile.  With the unprecedented level of construction of nuclear plants that's occurring globally, we are preparing for major long-term, low-cost growth, while maintaining near-term financial flexibility through the commodity cycle."

Palangana Mine Update

As a consequence of the current uranium market, the Company is slowing the pace of mining operations at its Palangana ISR uranium mine so that the majority of operating costs of the project are covered, core personnel and contractors are maintained and the mine remains in a state of operational readiness to ramp-up output when prices recover. Permitting of Production Areas 4, 5 and newly developed PA-6 is continuing on schedule, with PA-4 targeted to be fully permitted and available to come online this fiscal year.

Since initiating production at the Palangana Mine in November 2010 through to April 30, 2013, the Company has produced 477,000 pounds U3O8 from three production areas (PA-1, PA-2 and PA-3). The current Palangana resource estimate was presented in an NI 43-101 Technical Report (the "Report") prepared by SRK Consulting. The Report, with an effective date of January 15, 2010, reported a total Measured and Indicated Resource in PA-1 and PA-2 of 1,057,000 pounds at 0.135% U3O8. The Report also estimated an Inferred Resource totaling 1,154,000 pounds at 0.176% U3O8 across six exploration trends.

The Company has drilled a total of 794 holes at the project, 412 were cased and used as production or monitor wells and 382 were exploration and delineation holes. Based upon this drilling, and as part of the current Palangana optimization process, the Company intends to update the resource statement following technical evaluation.

Goliad and Burke Hollow ISR Projects Update

Subsequent to the July 2013 closing of the $20 million credit facility, the Company is well-funded to continue to advance its Goliad ISR project while having greater financial flexibility to make progress at its Burke Hollow ISR project despite challenging market conditions.

The Goliad site has been cleared and all necessary permits are in hand and the major ion exchange vessels have been ordered for delivery in late November 2013. The disposal drilling site has been installed and the electrical sub-station is in place for distribution to the entire project. The Company has also begun work design on Production Area 2 at Goliad. The project is on budget and production is set to be available to come online in the current fiscal year.

Burke Hollow is the Company's highest priority pre-construction project in South Texas. The team is compiling the information to submit the mine permit and radioactive material license applications to the Texas Commission on Environmental Quality by early 2014.

Only 30% of the Burke Hollow land package has been explored to date and the Company is planning an 80-hole delineation and extension drill program. Coring, bottle roll tests and metallurgical analysis will follow with an updated NI 43-101 report for Burke Hollow.

About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based uranium production, development and exploration company.  The Company's fully licensed and permitted Hobson processing facility is central to all of its projects in South Texas, including the Palangana in-situ recovery project and the Goliad in-situ recovery project which is now fully permitted and under construction.  The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp Investor Relations at:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE MKT: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Certain information contained in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws.  Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "estimates", "intends" or "believes", or that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur", or "be achieved".

Forward-looking statements are based on the opinions and estimates of management as of the date such statements are made, and are subject to known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of UEC to be materially different from those expressed or implied by such forward-looking statements.  Many of these factors are beyond UEC's ability to control or predict.  Important factors that may cause actual results to differ materially and that could impact UEC and the statements contained in this news release can be found in UEC's filings with the SEC.  Such risks and other factors include, among others, variations in the underlying assumptions associated with the estimation or realization of mineralization, the availability of financing on acceptable terms, accidents, labor disputes, acts of God and other risks of the mining industry including, without limitation, risk of liability under environmental protection legislation, delays in obtaining governmental approvals or permits, title disputes or claims limitations on insurance coverage.  UEC believes that the expectations reflected in the forward-looking statements included in this news release are reasonable; however, no assurance can be given that these expectations will prove to be correct, and such forward-looking statements should not be unduly relied upon.

For forward-looking statements in this news release, UEC claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  UEC assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

Notice to U.S. Investors

The mineral resources referred to herein have been estimated in accordance with the definition standards on mineral resources of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101 and are not compliant with U.S. Securities and Exchange Commission (the "SEC") Industry Guide 7 guidelines. In addition, measured mineral resources, indicated mineral resources and inferred mineral resources, while recognized and required by Canadian regulations, are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Accordingly, we have not reported them in the United States. Investors are cautioned not to assume that any part or all of the mineral resources in these categories will ever be converted into mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. In particular, it should be noted that mineral resources which are not mineral reserves do not have demonstrated economic viability. It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources or inferred mineral resources will ever be upgraded to a higher category. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies. Investors are cautioned not to assume that any part of the reported measured mineral resources, indicated mineral resources or inferred mineral resources referred to in this news release are economically or legally mineable.